Exhibit 99.1

9/26, 2010

The Board of Directors

Blackbird Petroleum Corporation

1630 York Avenue

New York, NY 10028

Sirs:

Please let this letter serve as my formal resignation as an officer and director of Blackbird Petroleum Corporation as of the above date.

/s/ Antonio Treminio

      Antonio Treminio